             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

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                          FORM 8-K

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                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 15, 2001

                       PRIME GROUP REALTY TRUST
        (Exact name of registrant as specified in its charter)

MARYLAND_______________________________1-13589_________________36-4173047_____
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(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation)                           Number)           Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois______________60601________
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      (Address of principal executive offices)                 (Zip Code)

 Registrant's telephone number, including area code: (312)917-1300

                           NOT APPLICABLE
   (Former name or former address, if changed since last report.)
ITEM 5. OTHER EVENTS.

        Prime Group Realty Trust (the “Company”) is the sole general partner of, and the holder of a 59.2% interest in, Prime Group Realty, L.P. (the “Operating Partnership”), the Company’s operating partnership. The Operating Partnership owns a significant membership interest in Prime/Beitler Development Company, L.L.C. (“Prime/Beitler”), a joint venture which the Company accounts for on a consolidated basis. Prime/Beitler is the sole member of Dearborn Center L.L.C. (“Dearborn”). Dearborn owns the Dearborn Center development, which is a mixed use office and retail development currently under construction at 131 S. Dearborn Street, Chicago, Illinois (the “Project”).

        On January 15, 2001, Prime/Beitler closed a $65.0 million mezzanine facility (the “Mezzanine Facility”) secured by a 100% pledge of the membership interests in Dearborn and Prime/Beitler and a subordinate collateral assignment of Dearborn’s interest in certain contracts and agreements relating to the Project, including the construction contract, the architect’s agreement, the management agreement and the leasing agency agreement for the Project.

        The closing of the Mezzanine Facility was a condition precedent for the release from escrow of loan documents and the ultimate funding of a construction loan (the “Construction Loan”) to Dearborn. The Construction Loan has a total commitment of $220.0 to $230.0 million, depending on the satisfaction of certain leasing thresholds relating to the Project.

        Proceeds from these loans will be used to fund development and construction costs relating to the Project.

        The Construction Loan has a three-year term and bears interest at a range of the LIBOR rate plus 2.25% to 2.65%, depending on the satisfaction of certain leasing and net operating income thresholds relating to the Project. It is secured by security interests in and a mortgage on substantially all of Dearborn’s assets.

        The Mezzanine Facility has a three-year term, and a current pay interest rate (the “Pay Rate”) of 12% (up to 50% of which, but no more than $10.0 million, may be funded by proceeds from the Mezzanine Facility). An additional interest accrual rate (the “Accrual Rate”) is also applicable ranging between 9.5% and 13%, depending on the satisfaction of certain leasing thresholds relating to the Project. The Pay Rate will increase (with a corresponding decrease in the Accrual Rate) by 150 basis points on January 5, 2002 and January 5, 2003, if certain leasing thresholds are not satisfied at the Project by these dates, and will increase to 17% if certain leasing thresholds are not satisfied at the Project by July 5, 2003. The Mezzanine Facility requires the payment of a prepayment premium based on a yield maintenance formula if the Mezzanine Facility is prepaid in whole or in part prior to December 23, 2002.

        The three-year term of each of the Construction Loan and Mezzanine Facility can be extended for an additional one-year term upon satisfaction of certain conditions.

        The Operating Partnership has provided an interest and operating costs guarantee and a construction completion guarantee for both loans, a guarantee of principal payments on the Construction Loan of up to $60.0 million, and is required under the Mezzanine Facility to deposit $5.0 million, in the aggregate, of cash and/or securities of the Company, in a restricted securities account which is to be used to fund up to $5.0 million of construction contingency costs incurred in connection with the construction of the Project.

        The lead lender and agent for the other participants in the Construction Loan is Bayerische Hypo-Und Vereinsbank AG New York Branch. The current participants and lenders for the Mezzanine Facility are Bankers Trust Company (which is also agent), New York Life Insurance Company, MMBC Debt Holdings I, LLC and Vornado Realty Trust.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                  Financial Statements:

                  None

                  Exhibits:

                  None

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2001                     PRIME GROUP REALTY TRUST

                                            By:/s/ Louis G. Conforti

                                            Louis G. Conforti
                                            Co-President and Acting
                                            Chief Financial Officer